UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2008

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (7272) 375-125
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2008, BMB Munai, Inc. (the “Company”) entered into a Revised Consulting Agreement, dated September 16, 2008, between BMB Munai, Inc., and Caspian Energy Consulting Ltd. (the “Revised Agreement”). The Agreement revises and amends the Consulting Agreement, dated November 19, 2007, between BMB Munai, Inc., and Caspian Energy Consulting Ltd. (the “Original Agreement.”)

In April 2008 the Republic of Kazakhstan announced its intention to impose a new export duty upon oil exploration and production companies. The Company became subject to the new export duty in June 2008. The imposition of the export duty altered the economic benefit of the services to be rendered by Caspian Energy. Therefore the Company and Caspian Energy mutually agreed to revise the Original Agreement to reflect the impacts of the change in value of the services to be rendered to the Company.

The Original Agreement provided that Caspian Energy would be compensated for certain services rendered as follows:

•

in the event Caspian Energy is successful in negotiating a term extension of the Company’s existing exploration contract and any new Project, consistent with the terms of the Agreement, the Company will issue 500,000 shares of its common stock to Caspian Energy for each year of the extension. The shares will not be deemed to be fully earned until receipt of a commercial production contract by the Company covering the Project or a change in control of the Company, whichever shall first occur.

•

upon the execution and delivery of an exploration contract or extension to the existing territory of the exploration contract of the Company, on terms acceptable to the Company, Caspian Energy shall be paid USD 4,000,000.

•

Caspian Energy will also be paid a success fee in cash or common stock for resources and reserves associated with any Project acquired by the Company following completion of 3D seismic studies and a resource/reserve report by a qualified independent petroleum engineer. In no event will the total maximum success fee exceed USD 25,000,000. If shares are issued to pay the success fee, shares will be valued at the then current market price.

The Revised Agreement provides that Caspian Energy will be compensated for certain services as follows:

Compensation for Exploration Contract Term Extension

•

As disclosed in a Current Report of the Company filed on June 25, 2008, in June 2008 the Company was granted an extension of the term of the exploration stage of its exploration contract from July 9, 2009 to January 19, 2013. In exchange for the extension, Caspian Energy will receive 1,250,000 shares of restricted Company common stock, a reduction of 500,000 shares from the Original Agreement. The shares will be issued as soon as reasonably practicable after execution of the Revised Agreement and will be deemed fully earned and vested upon delivery. Caspian Energy is entitled to no other compensation in connection with the contract extension.

Compensation for Territory Extension

•

Upon the execution and delivery of an exploration contract for a new property or expansion of the Company’s existing exploration contract to incorporate additional contiguous territory (an “Acquisition”) on terms acceptable to the Company, Caspian Energy shall be paid a cash payment of USD 4,000,000 according to the following schedule:

	(i)	$1,000,000 shall be paid on the effective date of an Acquisition by the Company (“Closing Date”);
	(ii)	$1,000,000 shall be paid on the date six months after the Closing Date; and
	(iii)	$2,000,000 shall be paid on the date twelve months after the Closing Date.

•

Caspian Energy will also be paid a share payment in restricted common stock for resources and reserves associated with any Acquisition. The value of the Acquisition property will be determined by reference to a 3D seismic study and a resource/reserve report by a qualified independent petroleum engineer acceptable to the Company. The acquisition value (“Acquisition Value”) will be equal to the total barrels of resources and reserves, as defined and determined by the engineering report multiplied by the following values:

	(i)	Resources at $.50 per barrel;
	(ii)	Probable reserves at $1.00 per barrel; and
	(iii)	Proved reserve at $2.00 per barrel.

The number of shares to be issued to Caspian Energy shall be the Acquisition Value divided by the higher of $6.50 or the average closing price of the Company’s trading shares for the five trading days prior to the issuance of the reserve/resource report, provided that in no event shall the total number of shares issuable to Caspian Energy exceed more than a total of 4,000,000 shares.

•

Notwithstanding the foregoing, in the event that an Acquisition is made with the ROK and the ROK charges any signing bonus or other upfront charge to the Company then the compensation payable to Caspian Energy shall be reduced by the amount of the signing bonus or other upfront charge to the Company. All amounts charged for signing bonus or other upfront charges shall be credited against the compensation payable to Caspian Energy, as it becomes payable.

The description of Revised Agreement and how it differs from the Original Agreement in this Current Report is only a summary and is qualified in its entirety by reference to the terms of Revised Agreement, a copy of which is attached as an exhibit to this Current Report. A copy of the Original Agreement is filed as an exhibit to the Current Report of the Company on Form 8-K filed with the U.S. Securities and Exchange Commission on November 21, 2007.

Except in connection with services rendered pursuant to the Original Agreement, neither the Company, nor any of its affiliates has a material relationship with Caspian Energy Consulting Ltd.

As disclosed in the Current Report of the Company on Form 8-K filed with the U.S. Securities and Exchange Commission on April 5, 2007, certain Company officers, employees and outside consultant were awarded restricted stock grant in an aggregate amount of 950,000 shares on March 30, 2007. These grants provided that they would vest to the grantees at such time as either of the following events occurred:

•	the Company enters commercial production and is granted a commercial production license from the Republic of Kazakhstan; or

•	the occurrence of an Extraordinary Event, as defined in the restricted stock agreement.

At the time the grants were made, it was anticipated that the grants would vest no later than July 9, 2009, the date the exploration stage of the Company’s exploration contract was scheduled to terminate. At the recommendation of the Compensation Committee, on September 11, 2008, the board of directors of the Company approved a change to the vesting conditions of the stock grants. The grants will now vest on the earlier of July 9, 2009 and the occurrence of an Extraordinary Event.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Revised Consulting Agreement, dated September 15, 2008, between BMB Munai, Inc. and Caspian Energy Consulting Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: September 16, 2008	By:	/s/ Adam R. Cook
Adam R. Cook
Corporate Secretary

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